EXECUTION VERSION

FOURTH AMENDMENT TO FIFTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This FOURTH AMENDMENT TO FIFTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of August 30, 2018, is entered into by and among the following parties:

(i)	FLEETCOR FUNDING LLC, as Seller (the “Seller”);

(ii)	FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC, as Servicer (the “Servicer”);

(iii)	PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Committed Purchaser, as the sole Swingline Purchaser and as the Purchaser Agent for its Purchaser Group;

(iv)	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“CACIB”), as a Committed Purchaser and as the Purchaser Agent for its and Atlantic’s Purchaser Group;

(v)	ATLANTIC ASSET SECURITIZATION LLC (“Atlantic”), as a Conduit Purchaser for CACIB’s Purchaser Group;

(vi)	WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells”), as a Committed Purchaser and as the Purchaser Agent for its Purchaser Group;

(vii)	REGIONS BANK (“Regions”), as a Committed Purchaser and as the Purchaser Agent for its Purchaser Group;

(viii)	MUFG BANK, LTD. (“MUFG”), as a Committed Purchaser and as the Purchaser Agent for its and Victory’s Purchaser Group;

(ix)	VICTORY RECEIVABLES CORPORATION (“Victory”), as a Conduit Purchaser for MUFG’s Purchaser Group;

(x)	SUMITOMO MITSUI BANKING CORPORATION (“SMBC”), as a Committed Purchaser;

(xi)	MANHATTAN ASSET FUNDING LLC (“Manhattan”), as a Conduit Purchaser for SMBC’s Purchaser Group;

(xii)	SMBC NIKKO SECURITIES AMERICA, INC. (“SMBC Nikko”), as the Purchaser Agent for SMBC’s and Manhattan’s Purchaser Group;

(xiii)	MIZUHO BANK, LTD. (“Mizuho”), as a Committed Purchaser; and

(xiv)	PNC BANK, NATIONAL ASSOCIATION, as Administrator

(in such capacity, the “Administrator”).
BACKGROUND
A.    The parties hereto are parties to that certain Fifth Amended and Restated Receivables Purchase Agreement dated as of November 14, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Purchase Agreement.
B.    Concurrently herewith, the parties hereto are entering into that certain Structuring Fee Letter in connection herewith (the “Structuring Fee Letter”).
C.    The parties hereto desire to amend the Receivables Purchase Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.     Rebalancing.
(a)    Rebalancing of Capital. On the date hereof, the Seller will repay a portion of the outstanding Capital in the amounts for MUFG and SMBC as specified in the flow of funds memorandum attached hereto as Exhibit A (each, a “Reducing Purchaser”); provided that all accrued and unpaid Discount with respect to such Capital so repaid shall be payable by the Seller to each Reducing Purchaser, as applicable, on the next occurring Weekly Settlement Date. The Seller hereby requests that each of PNC, Wells, CACIB, Regions and Mizuho (each, an “Increasing Purchaser”) fund a Purchase on the date hereof in the applicable amount set forth in Exhibit A hereto. Such Purchase shall be funded by the Increasing Purchasers on the date hereof in accordance with the terms of the Receivables Purchase Agreement and upon satisfaction of all conditions precedent thereto specified in the Receivables Purchase Agreement; provided, however, that no Purchase Notice shall be required therefor. For administrative convenience, the Seller hereby instructs the Increasing Purchasers to fund the foregoing Purchase by paying the proceeds thereof directly to the Reducing Purchasers to the accounts and in the amounts specified in Exhibit A hereto to be applied as the foregoing repayment of each Reducing Purchaser’s Capital (as applicable) on the Seller’s behalf. The Seller shall be deemed to have received the proceeds of such Purchase from each Increasing Purchaser for all purposes immediately upon receipt thereof by each Reducing Purchaser, respectively.
(b)    Consents. The parties hereto hereby consent to the non-ratable repayment of each Reducing Purchaser’s Capital on terms set forth in clause (a) above and the foregoing non-ratable Purchase to be funded by the Increasing Purchasers on the terms set forth in clause (a) above, in each case, as set forth above on a one-time basis.
SECTION 2.    Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as follows:
(a)    Each reference in the Receivables Purchase Agreement (including schedules and exhibits thereto) to “The Bank of Tokyo Mitsubishi UFJ, Ltd.” is hereby replaced with a reference to “MUFG Bank, Ltd.”
(b)    The following new Section 1.13 is added to the Receivables Purchase Agreement:
Section 1.13    Successor Euro-Rate or LMIR Index.
(a)    If the Administrator determines (which determination shall be final and conclusive, absent manifest error) that either (i) (A) the circumstances set forth in Section 1.10 have arisen and are unlikely to be temporary, or (B) the circumstances set forth in Section 1.10 have not arisen but the applicable supervisor or administrator (if any) of the Euro-Rate or LMIR or a Governmental Authority having jurisdiction over the Administrator has made a public statement identifying the specific date after which the Euro-Rate or LMIR shall no longer be used for determining interest rates for loans (either such date, a “LIBOR Termination Date”), or (ii) a rate other than the Euro-Rate or LMIR has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then the Administrator may (in consultation with the Seller and Purchaser Agents) choose a replacement index for the Euro-Rate or LMIR, as applicable, and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the Discount based on the replacement index will be substantially equivalent to the Discount based on the Euro-Rate or LMIR, as applicable, in effect prior to its replacement.
(b)    The Administrator and the Seller shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Administrator, for the implementation and administration of the replacement index-based rate. Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents (including, without limitation, Section 6.1), such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. New York City time on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Group Agents, unless the Administrator receives, on or before such tenth (10th) Business Day, a written notice from the Majority Purchaser Agents stating that such Majority Purchaser Agents object to such amendment.
(c)    Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a rate based on the Euro-Rate or LMIR, as applicable, to a replacement index-based rate, and (ii) may also reflect adjustments to account for (A) the effects of the transition from the Euro-Rate or LMIR, as applicable, to the replacement index and (B) yield- or risk-based differences between the Euro-Rate or LMIR, as applicable, and the replacement index
(d)     Until an amendment reflecting a new replacement index in accordance with this Section 1.13 is effective, any Portion of Capital for which Discount is determined by reference to the Euro-Rate or LMIR will continue to accrue Discount with reference to the Euro-Rate or LMIR, as applicable, provided, however, that if the Administrator determines (which determination shall be final and conclusive, absent manifest error) that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, all Portions of Capital for which Discount would otherwise be determined with reference to the Euro-Rate or LMIR, as applicable, shall automatically begin accruing Discount with reference to the Base Rate until such time as an amendment reflecting a replacement index and related matters as described above is implemented.
(e)     Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.
(c)    The following new defined term and definition thereof is hereby added to Exhibit I to the Receivables Purchase Agreement in appropriate alphabetical order:
“Material Acquisition” has the meaning assigned to such term in the Credit Agreement as in effect as of August 30, 2018 without giving effect to any amendment, supplement, modification or waiver of such term (or any other term constituting a direct or indirect component thereof) after August 30, 2018 or any substitution or replacement of such term (or any other term constituting a direct or indirect component thereof) under any substitute or replacement credit or financing facility after August 30, 2018, unless the Administrator and the Majority Purchaser Agents shall have consented in writing thereto.
(d)    The definition of “Purchase Limit” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by replacing the amount “$950,000,000” from where it appears therein with “$1,200,000,000”.
(e)    The definition of “Consolidated Leverage Ratio” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:
“Consolidated Leverage Ratio” has the meaning assigned to such term in the Credit Agreement as in effect as of August 30, 2018 without giving effect to any amendment, supplement, modification or waiver of such term (or any other term constituting a direct or indirect component thereof) after August 30, 2018 or any substitution or replacement of such term (or any other term constituting a direct or indirect component thereof) under any substitute or replacement credit or financing facility after August 30, 2018, unless the Administrator and the Majority Purchaser Agents shall have consented in writing thereto.

(f)    Clause (r) of Section 1 of Exhibit IV to the Receivables Purchase Agreement is hereby amended by adding the following sentence at the end thereof:
The Seller will provide to the Administrator and each Purchaser such information and documentation as may reasonably be requested by the Administrator and each Purchaser from time to time for purposes of compliance by the Administrator and each Purchaser with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrator and each Purchaser to comply therewith.
(g)    Clause (l) of Section 2 of Exhibit IV to the Receivables Purchase Agreement is hereby amended by adding the following sentence at the end thereof:
The Servicer will provide to the Administrator and each Purchaser such information and documentation as may reasonably be requested by the Administrator and each Purchaser from time to time for purposes of compliance by the Administrator and each Purchaser with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrator and each Purchaser to comply therewith.
(h)    Clause (n) of Exhibit V to the Receivables Purchase Agreement is hereby amended and restated in its entirety with the following:
(n)     the Consolidated Leverage Ratio as of the end of any fiscal quarter of FleetCor shall be greater than 4.00 to 1.00; provided that in connection with any Material Acquisition, at FleetCor’s election by written notice to the Administrator prior to the consummation of such Material Acquisition, the foregoing ratio shall be increased to 4.25 to 1.00 for the fiscal quarter of FleetCor in which such Material Acquisition is consummated and for each of the next three (3) consecutive fiscal quarters of FleetCor ending thereafter (such period of increase, a “Leverage Increase Period”); provided, further, that (i) for at least one (1) fiscal quarter of FleetCor ending immediately following each Leverage Increase Period, the Consolidated Leverage Ratio as of the end of such fiscal quarter of FleetCor shall not be greater than 4.00 to 1.00 prior to giving effect to another Leverage Increase Period, and (ii) immediately after the end of a Leverage Increase Period, the maximum Consolidated Leverage Ratio permitted under this clause (n) as of the end of any fiscal quarter of FleetCor shall automatically revert to 4.00 to 1.00.
(i)    Schedule V to the Receivables Purchase Agreement is hereby replaced in its entirety with Schedule V attached hereto.
SECTION 3.    Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to each of the Administrator, each Purchaser and each Purchaser Agent as follows:
(a)    the representations and warranties made by it in the Transaction Documents are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date);
(b)    no event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Termination Event or an Unmatured Termination Event, and the Facility Termination Date has not occurred;
(c)    the execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Receivables Purchase Agreement, as amended hereby, are within each of its corporate powers and have been duly authorized by all necessary corporate action on its part; and
(d)    this Amendment and the Receivables Purchase Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms.
SECTION 4.    Effect of Amendment. All provisions of the Receivables Purchase Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.
SECTION 5.    Effectiveness. This Amendment shall be effective as of the date hereof and upon satisfaction of the following conditions precedent: (a) the Administrator’s receipt of (i) counterparts of this Amendment and the Structuring Fee Letter duly executed by each of the parties hereto, (ii) an opinion of counsel for the Seller and Servicer, addressed to each Purchaser, as to due authorization, enforceability, no-conflicts with applicable law and other material agreements and other customary matters, in form and substance satisfactory to the Administrator, and (iii) such other agreements, documents, opinions, and instruments as the Administrator shall request; and (b) the receipt by each Purchaser Agent of the fees owing under the Structuring Fee Letter.
SECTION 6.    Miscellaneous. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 7.    Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5‑1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
SECTION 8.    Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Receivables Purchase Agreement.
SECTION 9.    Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.
FLEETCOR FUNDING LLC, as Seller

By: /s/ Steve Pisciotta
Name:    Steve Pisciotta
Title:    Treasurer

FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC, as Servicer
By: /s/ Steve Pisciotta
Name:    Steve Pisciotta
Title:    Treasurer

PNC BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By: /s/Michael Brown
Name: Michael Brown
Title:    Senior Vice President
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Committed Purchaser and as Purchaser Agent for its and Atlantic Asset Securitization LLC’s Purchaser Group

By: /s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

By: /s/ Michael Regan
Name: Michael Regan
Title: Managing Director

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Purchaser for Credit Agricole Corporate and Investment Bank’s Purchaser Group

By: /s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

By: /s/ Michael Regan
Name: Michael Regan
Title: Managing Director

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By: /s/ Eero Maki
Name: Eero Maki
Title: Managing Director

REGIONS BANK, as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By: /s/ Kathy Myers
Name: Kathy Myers
Title: Vice President

SUMITOMO MITSUI BANKING CORPORATION, as a Committed Purchaser

By: /s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

MANHATTAN ASSET FUNDING COMPANY LLC, as a Conduit Purchaser for Sumitomo Mitsui Banking Corporation’s Purchaser Group
By: MAF Receivables Corp., Its Member

By: /s/ Irina Khaimova
Name: Irina Khaimova
Title: Vice President

SMBC NIKKO SECURITIES AMERICA, INC.,
as Purchaser Agent for Sumitomo Mitsui Banking Corporation’s and Manhattan Asset Funding LLC’s Purchaser Group

By: /s/ Masayoshi Hirabayashi
Name: Masayoshi Hirabayashi
Title: Managing Director & Joint General Manager

MUFG BANK, LTD., as a Committed Purchaser

By: /s/ Eric Williams
Name: Eric Williams
Title: Managing Director

VICTORY RECEIVABLES CORPORATION,
as a Conduit Purchaser for MUFG Bank, LTD.’s Purchaser Group

By: /s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

MUFG BANK, LTD., as Purchaser Agent for its and Victory Receivables Corporation’s Purchaser Group

By: /s/ Eric Williams
Name: Eric Williams
Title: Managing Director
MIZUHO BANK, LTD., as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By: /s/ Richard A. Burke
Name: Richard A. Burke
Title: Managing Director

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By: /s/ Michael Brown
Name: Michael Brown
Title: Senior Vice President

SCHEDULE V
PURCHASER GROUPS AND COMMITMENTS

Purchaser Group of PNC Bank, National Association
Party	Capacity	Commitment
PNC Bank, National Association	Committed Purchaser	$380,000,000
PNC Bank, National Association	Purchaser Agent	N/A

Purchaser Group of Wells Fargo Bank, National Association
Party	Capacity	Commitment
Wells Fargo Bank, National Association	Committed Purchaser	$190,000,000
Wells Fargo Bank, National Association	Purchaser Agent	N/A

Purchaser Group of Credit Agricole Corporate and Investment Bank
Party	Capacity	Commitment
Atlantic Asset Securitization LLC	Conduit Purchaser	N/A
Credit Agricole Corporate and Investment Bank	Committed Purchaser	$180,000,000
Credit Agricole Corporate and Investment Bank	Purchaser Agent	N/A

Purchaser Group of Regions Bank
Party	Capacity	Commitment
Regions Bank	Committed Purchaser	$112,500,000
Regions Bank	Purchaser Agent	N/A

Purchaser Group of MUFG Bank, LTD.
Party	Capacity	Commitment
Victory Receivables Corporation	Conduit Purchaser	N/A
MUFG Bank, LTD.	Committed Purchaser	$125,000,000
MUFG Bank, LTD.	Purchaser Agent	N/A

Purchaser Group of Sumitomo Mitsui Banking Corporation
Party	Capacity	Commitment
Manhattan Asset Funding Co., LLC	Conduit Purchaser	N/A
Sumitomo Mitsui Banking Corporation	Committed Purchaser	$100,000,000
SMBC Nikko Securities America, Inc.	Purchaser Agent	N/A

Purchaser Group of Mizuho Bank, Ltd.
Party	Capacity	Commitment
Mizuho Bank, Ltd.	Committed Purchaser	$112,500,000
Mizuho Bank, Ltd.	Purchaser Agent	N/A

EXHIBIT A
FLOW OF FUNDS MEMORANDUM
[See Attached]